SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 2, 2004

Date of report (Date of earliest event reported)

GANDER MOUNTAIN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-50659	41-1990949
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4567 American Boulevard West Minneapolis, Minnesota	55437
(Address of Principal Executive Offices)	(Zip Code)

(952) 830-8700

(Registrant’s Telephone Number, Including Area Code)

Item 7.                       Financial Statements and Exhibits.

(c)                                  Exhibit

99                                    Noncompetition Agreement dated May 16, 1996 between Gander Mountain Company and Cabela’s Incorporated (incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1 filed February 5, 2004 (File No. 333-112494)).

Item 9.                       Regulation FD Disclosure.

On July 2, 2004, Gander Mountain Company (the “Company”) filed an Arbitration Demand with the American Arbitration Association seeking arbitration of certain issues arising under the Company’s Noncompetition Agreement (the “Agreement”) dated May 16, 1996 with Cabela’s Incorporated (“Cabela’s”).  On July 2, 2004, the Company also filed a Complaint in the U.S. District Court for the District of Minnesota seeking a declaratory judgment that a trademark licensing provision of the Agreement is unenforceable.  Although the noncompetition provisions of the Agreement expired in June 2003, the Agreement may require the Company to grant a license to certain of its trademarks that were in existence in 1996 to Cabela’s for its use in the “direct marketing business” (as defined in the Agreement) if the Company engages in active steps to enter the “direct marketing business.”  The Company filed the Arbitration Demand and the Complaint to seek clarification as to the interpretation and enforceability of the Agreement.  The Agreement is furnished as Exhibit 99 hereto and incorporated by reference in this Current Report on Form 8-K.

The Company is not able to predict the ultimate outcome of this litigation but it may be costly and disruptive.  The total costs may not be reasonably estimated at this time, however, the Company does not expect costs incurred in connection with this litigation during the fiscal year ending January 29, 2005 to exceed $500,000.  The outcome of this dispute may impact the manner in which the Company markets its products in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GANDER MOUNTAIN COMPANY

Date: July 2, 2004	/s/ Dennis M. Lindahl
Dennis M. Lindahl
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

No.	Description	Manner of Filing

99	Noncompetition Agreement between Gander Mountain Company and Cabela’s Incorporated dated May 16, 1996	Incorporated by Reference